Exhibit 99.1

OPENLiMiT, Inc.

NEWS RELEASE

OPENLIMIT ANNOUNCES DECISION TO SPIN-OFF SUBSIDIARY

August 5, 2005 - Baar, Switzerland – OPENLiMiT, Inc. (OTC BB "OPLM") today announced that its board of directors has approved a distribution to affect a "spin-off" of its subsidiary, OPENLiMiT Holding AG ("OPENLiMiT AG").

The spin-off, which will occur on or about September 1st, 2005 (Distribution Date), will distribute 100% of the OPENLiMiT AG shares to OPENLiMiT, Inc. shareholders. OPENLiMiT, Inc.'s shareholders will receive, on a pro rata basis, one (1) share of OPENLiMiT AG common stock for every (5) five shares of OPENLiMiT, Inc. common stock held on August 19th, 2005 (Record Date). The distribution will be completed on or about September 2, 2005 (Ex-Dividend Date). An information statement concerning the distribution will be mailed to registered shareholders on or about August 5th, 2005.

OPENLiMiT AG has applied for a listing on the Berlin Stock Exchange as an independent public company. Thereafter, OPENLiMiT AG will apply to have its shares also listed on the Frankfurt Stock Exchange. Trading of OPENLiMiT AG common stock on the Berlin Stock Exchange is expected to commence simultaneously with the distribution on or about September 1, 2005. OPENLiMiT expects that OPENLiMiT AG will be accepted for listing on the Berlin Stock Exchange prior to the distribution date.

Headquartered in Baar, Switzerland, OPENLiMiT AG maintains several wholly-owned subsidiaries in Switzerland and Germany that perform a variety of functions, including product development, business development and marketing, support of distributing partner companies, licensing, consulting and training.

OPENLiMiT AG developed the first electronic signature application software of its kind to be certified by the German Federal Office for Information Security (BSI) according to Common Criteria EAL 3+ and confirmed compliant with the German Signature Law (SigG) and By-Laws (SigV). The Common Criteria standard is accepted throughout the European Union and many other industrialized countries around the world.

OPENLiMiT AG's overall corporate strategy is to become a leader for electronic signature and encryption software worldwide. OPENLiMiT AG's confidence in new proprietary technologies combined with a commitment to better software applications, technological excellence and service reliability have bestowed in them the belief that they will be successful in creating overall value for their shareholders.

The decision to spin-off OPENLiMiT AG was based on the belief that enabling it to operate as an independent company will permit OPENLiMiT AG to take better advantage of European market opportunities in electronic signature and encryption

software where the technology is quickly moving towards standardization and OPENLiMiT AG's products are uniquely certified and positioned.

OPENLiMiT's products and news can be viewed on the company's website at www.openlimit.com.

OPENLiMiT Inc. is a public company; following the distribution its common shares will continue to trade on the OTCBB under the ticker symbol "OPLM".

A number of statements contained in this press release may be considered to be forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties, including timely development, and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions and the ability to secure additional sources of financing. The actual results OPENLiMiT, Inc. and OPENLiMiT AG may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. OPENLiMiT, Inc. encourages the public to read the information provided here in conjunction with its most recent filings on Form 10KSB and Form 10QSB. OPENLiMiT, Inc.'s public filings may be viewed at www.sec.gov.

OPENLiMiT, Inc.
Contact:

Henry Dattler, President
011 41 41 560 1023

OPENLiMiT, Inc.'s U.S. representative.
Contact:

Ruairidh Campbell
801 582 9609